SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SCI ENGINEERED MATERIALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.00-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No:

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SCI ENGINEERED MATERIALS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

June 10, 2011

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

SCI ENGINEERED MATERIALS, INC.
2839 Charter Street
Columbus, Ohio 43228
(614) 486-0261

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 10, 2011

April 28, 2011

To Our Shareholders:

    The Annual Meeting of Shareholders of SCI Engineered Materials, Inc. (the “Company”) will be held at our offices located at 2839 Charter Street, Columbus, Ohio 43228, on June 10, 2011, at 9:30 a.m. local time, for the following purposes:

1.	To elect five directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders;

2.	To approve the 2011 Stock Option and Incentive Plan;

3.	To transact any other business which may properly come before the meeting or any adjournment thereof.

    Accompanying this Notice of Annual Meeting is a form of a Proxy, Proxy Statement, and a copy of our Form 10-K Annual Report for the year ended December 31, 2010, all to be mailed on or about April 28, 2011.

    Our Board of Directors has fixed April 21, 2011, as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of 10 days before the annual meeting at our executive offices.

    You will be most welcome at the annual meeting and we hope you can attend. Our directors and officers as well as representatives of our registered independent public accounting firm are expected to be present to answer your questions and to discuss the Company’s business.

    We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the annual meeting, you may cast your vote in person and your proxy will not be used. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By Order of the Board of Directors,

Daniel Rooney
Chairman of the Board of Directors,
President and Chief Executive Officer

PLEASE SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

IMPORTANT NOTICE REGARDING
THE AVAILABILITY OF PROXY
MATERIALS FOR THE
SHAREHOLDER MEETING TO BE
HELD ON JUNE 10, 2011.

The proxy materials include this Proxy Statement for the Annual Meeting and our annual report on Form 10-K for the year ended December 31, 2010 and are available at www.sciengineeredmaterials-proxy.com.

The Annual Meeting of Shareholders will be held at our executive offices located at 2839 Charter Street, Columbus, Ohio 43228 on June 10, 2011 at 9:30 a.m. EDT for the following purposes:

1.	To elect five directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders;

2.	To approve the 2011 Stock Option and Incentive Plan.

We recommend that the shareholders vote FOR the election of the nominees for director and to approve the 2011 Stock Option and Incentive Plan.

If you wish to attend the shareholder meeting and vote in person you will find directions to our corporate office on our website at http://www.sciengineeredmaterials.com/company/directions.htm.

SCI ENGINEERED MATERIALS, INC.

2839 Charter Street
Columbus, Ohio 43228
_____________________________

PROXY STATEMENT
_____________________________

ANNUAL MEETING OF SHAREHOLDERS

June 10, 2011
_____________________________

    This proxy statement is furnished to the shareholders of SCI Engineered Materials, Inc., an Ohio corporation (the “Company”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held at our executive offices located at 2839 Charter Street, Columbus, Ohio 43228 on June 10, 2011 at 9:30 a.m., and at any adjournment or postponement thereof (the “Annual Meeting”). The enclosed proxy is being solicited by our Board of Directors. This proxy statement and the enclosed proxy will be first sent or given to our shareholders on approximately April 28, 2011.

    We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

    The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR the election of Robert J. Baker, Jr., Walter J. Doyle, Robert H. Peitz, Daniel Rooney, and Edward W. Ungar as directors of the Company, for the approval of the 2011 Stock Option Plan and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by duly executing and delivering to us a proxy card bearing a later date, or by voting in person at the annual meeting. The officers, directors, and nominees for directors of the Company are the beneficial owners of 30.4% of the Company’s issued and outstanding shares. The officers, directors and nominees for directors of the Company have indicated that they will vote in favor of each nominee for director and to approve the 2011 Stock Option and Incentive Plan.

    Only holders of record of our common stock at the close of business on April 21, 2011 will be entitled to vote at the Annual Meeting. At that time, we had 3,778,898 shares of common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

    The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors.

    The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect.

    Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote on the matter.

For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

ELECTION OF DIRECTORS

     Our Restated Code of Regulations provides that the number of directors shall be fixed by the Board. The total number of authorized directors currently is fixed at five. The nominees for director, if elected, will serve for one year terms expiring at the next Annual Meeting of Shareholders. Robert J. Baker, Jr., Walter J. Doyle, Robert H. Peitz, Daniel Rooney, and Edward W. Ungar currently serve as directors of the Company and are being nominated by the Board of Directors for re-election as directors.

     It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Baker, Doyle, Peitz, Rooney, and Ungar as directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Restated Code of Regulations or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

     The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director.

     The following table sets forth each nominee’s name, age, and his position with the Company:

Name	Age	Position
Daniel Rooney	57	Chairman of the Board of Directors, President and Chief Executive Officer
Robert J. Baker, Jr.	73	Director
Walter J. Doyle	76	Director
Robert H. Peitz	50	Director
Edward W. Ungar	75	Director

     Daniel Rooney has served as a Director of our Company since joining us in March 2002 as President and Chief Executive Officer. Mr. Rooney was elected as the Chairman of the Board of Directors of our Company on January 8, 2003. Prior to joining us, Mr. Rooney was General Manager for Johnson Matthey, Color and Coatings Division, Structural Ceramics Sector North America from 1994 to 2001. Prior to that, Mr. Rooney held various management positions at TAM Ceramics, Inc., a Cookson Group Company. Mr. Rooney has a Bachelor of Science in Ceramic Engineering from Rutgers College of Engineering and an MBA from Niagara University. Mr. Rooney’s expertise and background in manufacturing and ceramics provides experience that the Board considers valuable.

     Robert J. Baker, Jr., Ph.D. has served as a Director of our Company since 1992. Dr. Baker is the President of Venture Resources International, which he founded in 1974, and the co-founder of Business Owners Consulting Group, which assists companies in the development of growth strategies, including marketing position and competitive strategies. He has co-lead group strategic planning programs (11 sessions of half day programs over 6 months with the participant’s strategic plan the result) for over 30 years with over 1,400 companies participating. He has/does serve on a number of private corporate Boards and Advisory Boards. Dr. Baker’s prior experience was with Battelle Northwest and the Battelle Development Corporation managing technology, commercial development of technology and technology licensing. Dr. Baker was graduated from the University of Illinois with B.S., M.S., and Ph.D. degrees in Ceramic Engineering. In addition, Dr. Baker is a Sloan Fellow at MIT where he earned a Masters in Management Science. Dr. Baker’s experience in business consulting, the development and commercialization of technology and the development of corporations provides experience that the Board considers valuable.

     Walter J. Doyle has served as a director of our Company since 2004. Mr. Doyle is the President of Forest Capital, an angel capital investment firm he founded in 1997. He is a member and/or on the board of a number of business organizations that he helps position for substantial growth and long term value. He focuses his efforts on making the companies with which he works more attractive to potential investors and/or acquirers. Mr. Doyle’s experience spans 40 years of general management with direct profit and loss responsibility as well as new product development and commercialization. Mr. Doyle was founder, President and CEO of Industrial Data Technologies (IDT) Corporation for 21 years. He then successfully positioned and managed the acquisition of IDT by the Eaton Corporation, headquartered in Cleveland Ohio. IDT designed, developed, manufactured and marketed innovative, high-tech industrial automation systems for factory applications in the automotive, plastics, metals, food packaging, and chemical industries. Mr. Doyle earned an Electrical Engineering degree from City College of New York and an MBA from the Harvard Business School. Mr. Doyle’s experience in the design, development and manufacturing of industrial products provides experience that the Board considers valuable.

     Robert H. Peitz has served as a Director of our Company since 2004. Mr. Peitz is a private investor and portfolio manager. Mr. Peitz has completed levels I and II of the Credit Risk Management series at the Citibank School of Global Banking, attended the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University and is currently preparing for his CFA. Mr. Peitz is the former Managing Director and Head of Financial Markets for PB Capital in New York, New York. Previously, Mr. Peitz was a Managing Director at BHF Capital, Treasurer of BHF-Bank New York Branch and an Associate at Morgan Stanley in International Operations. Mr. Peitz graduated from the University of Cincinnati with a Bachelor of Arts in Economics and has an MBA from the Thunderbird School of Global Management. Mr. Peitz’ experience in finance and investor relations provides experience that the Board considers valuable.

     Edward W. Ungar has been a Director of our Company since 1990. Mr. Ungar is the President and founder of Taratec Corporation, a technology business-consulting firm in Columbus, Ohio. Prior to forming Taratec Corporation in 1986, Mr. Ungar was an executive with Battelle Memorial Institute. Mr. Ungar earned Ph.D. and M.S. degrees in Mechanical Engineering from The Ohio State University and a B.M.E. in Mechanical Engineering from The City College of New York, and completed the Executive Development Program at the Kellogg School, Northwestern University. In his position at Battelle, Mr. Ungar had profit and loss (P+L) responsibility for a major operation division. At Taratec, Mr. Ungar has had extensive experience in treasury and P+L functions as well as general management. Throughout his career, Mr. Ungar has been involved in technology commercialization related to the principal business areas of our Company. Mr. Ungar’s experience in the commercialization and finance of new technologies provides experience that the Board considers valuable.

     The Board of Directors is seeking an individual(s) to strengthen our board.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
AND PRINCIPAL SHAREHOLDERS

Board Leadership and Structure

     Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote our corporate purposes, are sound and represent best practices. We continually review these governance practices to make sure we comply with state and Federal laws.

     Our Board of Directors oversees all business, property and affairs of the Company. Our officers keep the members of the Board informed of our business through discussions at Board meetings and by providing them with reports and other materials throughout the year.

Meetings and Compensation of the Board of Directors

     Our Board of Directors had a total of eleven meetings during the year ended December 31, 2010. During 2010 no director attended fewer than nine meetings of the Board of Directors. All directors attended all meetings held by all committees of the Board of Directors in which he served. Directors who are employed by the Company receive no compensation for serving as directors.

     As compensation for their service non-employee directors may periodically receive cash, grants of stock or grants of stock options with an exercise price equal to the fair market value of our common stock on the date of grant for up to a ten-year term. Directors are also reimbursed for all reasonable out-of-pocket expenses. In the year ended December 31, 2010, Dr. Baker earned $2,500 as chairman of the Stock Option and Compensation Committee (the “Compensation Committee”). Mr. Ungar earned $5,000 as chairman of the Audit Committee.

     It is our expectation that all members of the Board of Directors will attend the 2011 Annual Meeting of Shareholders. Four members of our Board of Directors were present at our 2010 Annual Meeting of Shareholders.

Shareholder Communication

     Our Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors or to any director in particular, c/o Gerald S. Blaskie, SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228. Any correspondence addressed to the Board of Directors or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

Board Leadership Structure

     From 1987 to March 2002 the positions of Chairman of the Board and Chief Executive Officer (CEO) were held by Dr. Edward R. Funk, the founder of our Company. For a brief period from March 2002 until January 2003 the positions of Chairman of the Board and CEO were held by separate people, due in part to the fact that the CEO was recently hired in March 2002. In January 2003, the Board reassessed this structure. Based in part on the CEO’s performance since his hire date and the Board’s increasing familiarity and comfort with the CEO and the potential efficiencies of having the CEO also serve in the role of Chairman of the Board, the Board decided to revise its structure. The Board appointed Mr. Rooney, our Chief Executive Officer, as the Chairman of the Board. We have no Lead Independent Director.

     The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, and presides at meetings of the Board of Directors and shareholders.

Risk Oversight

     Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

     While the Board of Directors has the ultimate oversight responsibility for the risk management process, the committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition, in setting compensation, the Compensation Committee strives to create a combination of near term and longer incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Committees of the Board of Directors

     We have an Audit Committee and a Stock Option and Compensation Committee.

     The Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the plan of the annual audit. The Audit Committee reviews, in consultation with the independent auditors, the report of audit, or proposed report of audit and the accompanying management letter, if any. In addition, the Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls. The Chairman of the Audit Committee is Mr. Ungar, and the members are Messrs. Baker and Doyle. The Audit Committee met three times during 2010. The Board of Directors has not adopted a charter for the Audit Committee. The Board of Directors has determined that Messrs. Doyle and Ungar qualify as “audit committee financial experts” as that term is defined in Item 407 of Regulation S-K. All members meet the criteria for audit committee independence as defined in NASDAQ Rule 4350, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

     The Compensation Committee of the Board of Directors reviews executive compensation and administers our stock incentive and incentive compensation performance plans. The Chairman of the Compensation Committee is Dr. Baker and the members are Messrs. Doyle and Ungar. The Compensation Committee met twice during 2010.

     Due to the limited size of our Board of Directors, the Board of Directors has determined that it is not necessary to establish a nominating committee. Nominations for directors are considered by the entire Board of Directors. The directors take a critical role in guiding the strategic direction and oversee the management of the Company. Director candidates are considered based on various criteria, such as diversity in broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry. The Board seeks nominees with a broad diversity of experiences, professions, skills and backgrounds. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

     Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. Recent developments in corporate governance and financial reporting have resulted in increased demand for such highly qualified and productive public company directors.

     The Board of Directors will consider the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Board of Directors:
  such recommendations must be provided to the Board of Directors, c/o Gerald S. Blaskie, SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228, in writing at least 120 days prior to the date of the next scheduled annual meeting;

  the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

  the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.
Compensation Committee Interlocks and Insider Participation

     None of our executive officers have served:
  as a member of the Compensation Committee of another entity which has had an executive officer who has served on our Compensation Committee;

  as a director of another entity which has had an executive officer who has served on our Compensation Committee; or

  as a member of the Compensation Committee of another entity which has had an executive officer who has served as one of our directors.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he reasonably believed to be in or not opposed to the best interest of the corporation of which he is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote for the corporation’s voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

     Section 1701.13(E) of the Ohio Revised Code further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees or agents have, including rights under insurance purchased by the corporation.

     Article 5 of the Company’s Restated Code of Regulations contains extensive provisions related to indemnification of officers, directors, employees and agents. The Company is required to indemnify its directors against expenses, including attorney fees, judgments, fines and amounts paid in settlement of civil, criminal, administrative, and investigative proceedings, if the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. When criminal proceedings are involved, indemnification is further conditioned upon the director having no reasonable cause to believe that his conduct was unlawful.

     Entitlement of a director to indemnification shall be made by vote of the disinterested directors of the Company. If there are an insufficient number of such directors to constitute a quorum, the determination to indemnify directors shall be made by one of the following methods: (1) a written opinion of independent legal counsel, (2) vote by the shareholders, or (3) by the court in which the action, suit or proceeding was brought.

     The Company may pay the expenses, including attorney fees of any director, as incurred, in advance of a final disposition of such action, suit or proceeding, upon receipt by the Company of an undertaking by the affected director(s) in which he (they) agree(s) to cooperate with the Company concerning the action, suit or proceeding, and agree(s) to repay the Company in the event that a court determines that the director’s action, or failure to act, involved an act, or omission, undertaken with reckless disregard for the best interests of the Company.

     The indemnification provisions of the Articles of Incorporation relating to officers, employees and agents of the Company are similar to those relating to directors, but are not mandatory in nature. On a case-by-case basis, the Company may elect to indemnify them, and may elect to pay their expenses, including attorney fees, in advance of a final disposition of the action, suit or proceeding, upon the same conditions and subject to legal standards as relate to directors. These indemnification provisions are also applicable to actions brought against directors, officers, employees and agents in the right of the Company. However, no indemnification shall be made to any person adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that a court determines, that despite the adjudication of liability, but in view of all of the circumstances of the case, shall deem proper. The Company currently carries directors and officers insurance in the amount of one million dollars.

     The above discussion of the Company’s Restated Code of Regulations and of Section 1701.13(E) of the Ohio Revised Code is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statutes.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company issued pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the plan of the annual audit. The Audit Committee reviews, in consultation with the independent auditors, the report of audit, or proposed report of audit and the accompanying management letter, if any. In addition, the Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls.

     In fulfilling its responsibilities, the Audit Committee selected Crowe Horwath LLP as our independent accountants for purposes of auditing our financial statements for 2010. The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.

     Based on the reviews and discussions with management and Crowe Horwath LLP, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission.

     The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Mr. Ungar, Mr. Doyle, and Dr. Baker are independent under Rule 4350(d) of the Nasdaq Stock Market, and each is financially literate each in his own capacity.

     Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2010, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:
Robert J. Baker, Jr.
Walter J. Doyle
Edward W. Ungar

Executive Officers

     In addition to Mr. Rooney, the following persons serve as executive officers of the Company:

     Michael K. Barna, age 54, has served as Vice President, Sales-Photonics, since March 2, 2006. Mr. Barna joined us as Director of Sales and Marketing in January 2004. Prior to joining us, Mr. Barna had more than 20 years of experience in thin film sales, including major account sales of Physical Vapor Deposition equipment, high purity sputtering targets and evaporation materials for these systems, hybrid microelectronic, telecommunications, and the commercial glass coating markets. Mr. Barna earned a B.S. degree in Mechanical Engineering from the University of Kentucky.

     Gerald S. Blaskie, age 53, has served as Vice President, Treasurer and Chief Financial Officer since March 2006. Mr. Blaskie joined us as Chief Financial Officer in April 2001. Prior to joining us, Mr. Blaskie was the Controller at Cable Link, Inc. from February 2000 to March 2001. From 1997 to 2000, he was the Plant Manager at Central Ohio Plastics Corporation, where he also served as Controller from 1993 to 1997. Mr. Blaskie earned a B.S. degree in Accounting from Central Michigan University and passed the CPA exam in the State of Ohio.

     Scott Campbell, Ph.D., age 53, has served as our Vice President of Technology since March 2005. Dr. Campbell served as our Vice-President of Research and Engineering from July 2004 to March 2005. Dr. Campbell joined us in July 2002 as our Technical Director. Prior to joining us, he was Senior Research Manager at Oxynet, Inc. for five years. Dr. Campbell earned his Ph.D., Metallurgy, from the University of Illinois at Chicago. In addition, he earned M.S. and B.S. degrees in Ceramic Engineering from The Ohio State University. He is a member of the American Vacuum Society and the Materials Research Society.

     Officers are elected annually by our Board of Directors and serve at its discretion.

Ownership of Common Stock by Directors and Executive Officers

     The following table sets forth, as of April 21, 2011, the beneficial ownership of the Company’s common stock by each of the Company’s directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Robert H. Peitz(4)	584,440	15.3%
Daniel Rooney(5)	206,102	5.2%
Walter J. Doyle(6)	138,988	3.6%
Scott Campbell(7)	95,650	2.5%
Michael K. Barna(8)	92,900	2.4%
Robert J. Baker, Jr.(9)	92,551	2.4%
Edward W. Ungar(10)	73,688	1.9%
Gerald S. Blaskie(11)	63,500	1.7%
All directors and executive officers as
a group (8 persons)(12)	1,347,819	30.4%

(1) The address for all is c/o SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228.

(2) For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he exercises sole or shared voting or investment power or as to which he has the right to acquire the beneficial ownership within 60 days of April 21, 2011. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3) “Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on April 21, 2011, plus the number of shares such person has the right to acquire within 60 days of April 21, 2011.

(4) Mr. Peitz’ ownership includes 155,412 shares of common stock beneficially owned by Park National Bank (Trustee for the Ingeborg Funk Children’s Trust). Mr. Peitz includes these shares because he has the power to dispose of the shares. Mr. Peitz’ ownership also includes 47,500 shares of common stock, which can be acquired by Mr. Peitz under stock options exercisable within 60 days of April 21, 2011.

(5) Includes 178,950 common shares, which may be acquired by Mr. Rooney under stock options exercisable within 60 days of April 21, 2011 and 11,300 shares which are held in Mr. Rooney’s IRA.

(6) Includes 42,500 common shares, which may be acquired by Mr. Doyle under stock options exercisable within 60 days of April 21, 2011.

(7) Includes 95,650 common shares, which may be acquired by Dr. Campbell under stock options exercisable within 60 days of April 21, 2011.

(8) Includes 87,900 common shares, which may be acquired by Mr. Barna under stock options exercisable within 60 days of April 21, 201 and 2,000 shares which are held in Mr. Barna’s IRA.

(9) Includes 67,500 common shares, which may be acquired by Dr. Baker under stock options exercisable within 60 days of April 21, 2011, and 16,063 shares which are held in Dr. Baker’s IRA.

(10) Includes 67,500 common shares, which may be acquired by Mr. Ungar under stock options exercisable within 60 days of April 21, 2011.

(11) Includes 62,500 common shares, which may be acquired by Mr. Blaskie under stock options exercisable within 60 days of April 21, 2011.

(12) Includes 650,000 common shares, which may be acquired under stock options exercisable within 60 days of April 21, 2011.

Ownership of Common Stock by Principal Shareholders

     The following table sets forth information as of April 21, 2011, relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Robert H. Peitz(4)	584,440	15.3%
Laura Shunk	333,126	8.8%
Curtis A. Loveland(5)	329,956	8.6%
Windcom Investments SA(6)	324,187	8.6%
Daniel Funk (7)	304,577	8.0%
Thomas G. Berlin (8)	251,873	6.7%
Daniel Rooney(9)	206,102	5.2%
Mid South Investor Fund L.P.	189,050	5.0%

(1) The address of Robert H. Peitz is c/o SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228. The address of Laura Shunk is PO Box 490, Chesterland, Ohio 44026. The address of Curtis A. Loveland is c/o Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215. The address of Windcom Investments SA is Corso Elvezia 25, 6900 Lugan, CH. The address of Daniel Funk is 2123 Auburn Avenue, Suite 322, Cincinnati, Ohio 45219. The address of Thomas G. Berlin is c/o Berlin Financial Ltd., 1325 Carnegie Avenue, Cleveland, Ohio 44115. The address of Daniel Rooney is c/o SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228. The address of Mid South Investor Fund L.P. is 1776 Peachtree St. NW, Suite 412 North, Atlanta, Georgia 30309.

(2) For purposes of this table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or as to which he or she has the right to acquire the beneficial ownership within 60 days of April 21, 2011. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3) “Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on April 21, 2011, plus the number of shares such person has the right to acquire within 60 days of April 21, 2011.

(4) Mr. Peitz’ ownership includes 155,412 shares of common stock beneficially owned by Park National Bank (Trustee for the Ingeborg Funk Children’s Trust). Mr. Peitz includes these shares because he has the power to dispose of the shares. Mr. Peitz’ ownership also includes 47,500 shares of common stock, which can be acquired by Mr. Peitz under stock options exercisable within 60 days of April 21, 2011.

(5) Includes 45,000 shares of common stock, which can be acquired by Mr. Loveland under stock options exercisable within 60 days of April 21, 2011.

(6) Dr. Karl Kohlbrenner, CEO of Windcom Investments SA, has voting and dispositive power over the shares of common stock on behalf of the Company.

(7) Includes 7,500 common shares, which may be acquired by Dr. Funk under stock options exercisable within 60 days of April 21, 2011.

(8) Mr. Berlin has full voting rights for 111,640 shares owned by Berlin Financial, Ltd.

(9) Includes 178,950 common shares, which may be acquired by Mr. Rooney under stock options exercisable within 60 days of April 21, 2011 and 11,300 shares which are held in Mr. Rooney’s IRA.

Executive Compensation

     The following summary compensation table sets forth information regarding compensation earned during the last two years by our Principal Executive Officer, our Principal Financial Officer and our two other officers.

	SUMMARY COMPENSATION TABLE
Name and				Stock awards	Option	Non-equity	All other
principal	Year	Salary	Bonus		awards	incentive plan	compensation	Total
position					(b)	compensation	(c)
PEO	2010	$211,048	$0	$0	$0	$9,227 (a)	$6,331	$226,606
Daniel
Rooney
	2009	205,492	0	0	709,532	0	6,165	921,189
PFO	2010	117,451	0	0	0	6,113 (d)	3,524	127,088
Gerald S.
Blaskie
	2009	102,746	0	0	381,901	2,000 (g)	3,082	489,729
VP- Sales	2010	103,073	0	0	0	67,603 (e)	3,092	173.768
Photonics
Michael K.
Barna
	2009	100,385	0	3,750 (h)	373,861	73,212 (i)	3,012	554,220
VP-	2010	169,877	0	0	0	10.103 (f)	4,891	184,871
Technology
Scott
Campbell
	2009	161,869	0	0	343,711	7,000 (j)	4,856	517,436

a-	Deferred under our incentive compensation plan; paid in 2011.
b-	Options granted under our 2006 Stock Option Plan – Mr. Rooney 176,500 shares; Mr. Blaskie 95,000 shares; Mr. Barna 93,000 shares and Dr. Campbell 85,500 shares. The shares vest 10% per year beginning January 2, 2009 and the fair value at date of grant was $6.00 per share.
c-	Company Safe Harbor contribution under the SCI Engineered Materials, Inc. 401(k) & Profit Sharing Plan.
d-	$4,613 deferred under our incentive compensation plan; paid in 2011.
e-	$17,079 deferred under our incentive compensation plan; paid in 2011.
f-	$8,603 under our incentive compensation plan; paid in 2011.
g-	$500 deferred under our incentive compensation plan; paid in 2010
h-	1,000 shares of Company stock awarded based on stock price at December 31, 2009, paid in 2010
i-	$23,779 deferred under our incentive compensation plan; paid in 2010
j-	$2,000 deferred under our incentive compensation plan; paid in 2010

Salaries

     The salaries of the Named Executive Officers are reviewed on an annual basis. Increases in salary are based on an evaluation of the individual’s performance and level of pay compared to general industry peer group pay levels. Merit increases normally take effect on July 1st of each year upon authorization of the Compensation Committee of the Board of Directors.

Executive Annual Incentive Plan

     Mr. Rooney received 4% and Mr. Blaskie, Mr. Barna and Dr. Campbell each received 2% of adjusted net income as an incentive compensation award for services during 2010. Adjusted net income was defined as the 2010 actual net income before taxes as it appears on the Company’s audited financial statements plus expenses related to non-cash stock compensation expense.

     Mr. Blaskie received $1,500 for the Company meeting specified on-time delivery goals.

     Mr. Barna received $62,210 for attaining and exceeding gross profit goals.

     Dr. Campbell received $3,210 for attaining and exceeding gross profit goals and $1,500 for the Company meeting specified on-time delivery goals.

Employment Agreement for Principal Executive Officer

     The Principal Executive Officer, Mr. Daniel Rooney has an employment contract that entitles him to 100% of his compensation for six months following his termination other than for fraud or serious misconduct. Following the initial six-month period after his termination, Mr. Rooney is entitled to receive six months of pay at a rate of 50% of his compensation at the time of his termination.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2010
OPTION AWARDS

Name and Principal Position	Number of securities	Number of securities	Option exercise	Option
	underlying	underlying unexercised	price	expiration date
	unexercised options (#)	options (#) – unexercisable
	- exercisable
PEO Daniel Rooney	35,300	141,200 (b)	$6.00	1-1-19
	89,000	0	1.55	3-1-12
	10,000	0	2.60	1-21-14
	15,000	0	2.40	3-8-15
	12,000	3,000 (a)	3.25	6-19-16
PFO Gerald S. Blaskie	19,000	76,000 (b)	6.00	1-1-19
	19,000	0	1.55	5-9-12
	5,000	0	2.60	1-21-14
	5,000	0	2.40	3-8-15
	4,000	1,000 (a)	3.25	6-19-16
VP- Sales Photonics	18,600	74,400 (b)	6.00	1-1-19
Michael K. Barna
	40,000	0	2.85	4-28-14
	10,000	0	2.40	3-8-15
	8,000	2,000 (a)	3.25	6-19-16
VP-Technology	17,100	68,400 (b)	6.00	1-1-19
Scott Campbell
	50,000	0	1.55	7-15-12
	5,000	0	2.60	1-21-14
	10,000	0	2.40	3-8-15
	4,000	1,000 (a)	3.25	6-19-16

a -	Options granted June 19, 2006 vest in five equal annual installments on each anniversary of the date of the grant beginning June 19, 2007.

b -	Options granted January 2, 2009 vest in ten equal annual installments on each anniversary of the date of the grant beginning January 2, 2009.

Stock Options

At our 2006 Annual Meeting, our shareholders approved our 2006 Stock Incentive Plan (the “2006 Plan”). The purpose of the 2006 Plan was to further the growth and profitability of the Company by providing increased incentives to and encourage share ownership on the part of key employees, officers and directors, and consultants and advisors who render services to the Company and any future parent or subsidiary of the Company. The 2006 Plan permits the granting of stock options and restricted stock awards (collectively “Awards”) to eligible participants. The maximum number of shares of common stock which may be issued pursuant to the 2006 Plan is 600,000 shares. If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares will be available again for grants of Awards. The 2006 Plan is administered by the Company’s Stock Option and Compensation Committee (the “Committee”). All the members of the Committee qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 and as “outside directors” under Section 162(m) of the Internal Revenue Code (the “Code”). Pursuant to the 2006 Plan, the Committee has the sole discretion to determine the employees, directors and consultants who may be granted Awards, the terms and conditions of such Awards and to construe and interpret the 2006 Plan. The Committee is also responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to any Section 16b-3 Persons, or (b) in any way which would jeopardize the Plan’s qualifications under Section 162(n) of the Code or Rule 16b-3. The Board of Directors may amend or terminate the 2006 Plan at any time and for any reason. To the extent required under Rule 16b-3 material amendments to the 2006 Plan must be approved by the shareholders.

     Eligibility to participate in the 2006 Plan extends to management, key employees, directors and consultants of the Company. The estimated number of eligible participants is approximately 25 persons. The actual number of individuals who may receive options of restrictive stock awards under the 2006 Plan cannot be determined because eligibility for participation of the 2006 Plan is at discretion of the Committee.

Director Compensation

The following Director Compensation table sets forth information regarding compensation paid to our non-employee directors. Directors who are employed by us do not receive any compensation for their board activities.

DIRECTOR COMPENSATION – 2010

Name	Fees earned or	Stock	Option	All other	Total
	paid in cash	awards	awards	compensation
Robert J. Baker, Jr.	$2,500	$0	$0	$0	$2,500
Walter J. Doyle, Robert H. Peitz	0	0	0	0	0
Edward W. Ungar	5,000	0	0	0	5,000

1 – Dr. Baker, Jr. is Chairman of the Stock Option and Compensation Committee.
2 – Compensation for Mr. Doyle and Mr. Peitz is identical.
3 – Mr. Ungar is Chairman of the Audit Committee.
4 – Daniel Rooney is the Principal Executive Officer and is Chairman of the Board of Directors. Mr. Rooney does not appear on this table and receives no director compensation.

The following discloses the aggregate number of stock option awards outstanding for all directors:

Mr. Peitz – Ownership includes 155,412 shares of common stock beneficially owned by Park National Bank (Trustee for the Ingeborg Funk Children’s Trust). Mr. Peitz includes these shares because he has the power to dispose of the shares. Mr. Peitz’ ownership also includes 47,500 shares of common stock, which can be acquired by Mr. Peitz under stock options exercisable within 60 days of April 21, 2011.

Mr. Rooney – 178,950 common shares may be acquired by Mr. Rooney under stock options exercisable within 60 days of April 21, 2011.

Mr. Doyle – 42,500 common shares may be acquired by Mr. Doyle under stock options exercisable within 60 days of April 21, 2011.

Dr. Baker – 67,500 common shares may be acquired by Dr. Baker under stock options exercisable within 60 days of April 21, 2011.

Mr. Ungar – 67,500 common shares may be acquired by Mr. Ungar under stock options exercisable within 60 days of April 21, 2011.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth additional information as of December 31, 2010, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements approved by our shareholders. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options and other rights.

Number of securities
	Number of		remaining available for
	Securities to be		issuance under equity
	issued upon exercise	Weighted-average	compensation plans
	of outstanding	exercise price of	(excluding securities
	options	outstanding options	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans
approved by security holders	1,066,250	$4.15	14,500

     Equity compensation plans approved by shareholders include our 1995 Stock Option Plan and our 2006 Stock Option Plan.

APPROVAL OF 2011 STOCK OPTION AND INCENTIVE PLAN

     At the Annual meeting, the Company will submit to shareholders a proposal to adopt the SCI Engineered Materials, Inc. 2011 Stock Incentive Plan (the “2011 Plan”). The Board of Directors unanimously approved the adoption of the 2011 Plan on March 29, 2011. This summary of the principal features of the 2011 Plan is qualified in its entirety by the full text of the 2011 Plan, which is attached hereto as Appendix A and incorporated herein by reference. A vote in favor of adopting the 2011 Plan will constitute approval of all terms of the 2011 Plan. The Board is requesting approval of the 2011 Plan at the annual meeting.

Purpose

     The 2011 Plan is intended to further the growth and profitability of the Company by providing increased incentives to and encourage share ownership on the part of key employees, officers and directors of, and consultants and advisers who render services to the Company, and any future parent or subsidiary of the Company.

General

     The 2011 Plan permits the granting of stock options and restricted stock awards (collectively, “Awards”) to eligible participants. If our shareholders approve the 2011 Plan at the annual meeting, the maximum number of shares of our common stock which can be issued pursuant to the 2011 Plan will be 250,000 shares. The market value of the 250,000 shares of our common stock to be subject to the 2011 Plan was approximately $682,500 at April 6, 2011. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will be available again for grants of Awards.

Administration of 2011 Plan

     The 2011 Plan will be administered by the Company’s Compensation Committee (the “Committee”). The members of the Committee must qualify as “non-employee directors” under of the Securities Exchange Act of 1934 (“Rule 16b-3”), and as “outside directors” under section 162(m) of the Internal Revenue Code (the “Code”). Subject to the terms of the 2011 Plan, the Committee has the sole discretion to determine the employees, directors and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret 2011 Plan. The Committee also is responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize 2011 Plan’s qualification under Section 162(m) of the Code or Rule 16b-3, The Board of Directors may amend or terminate 2011 Plan at any time and for any reason, but to the extent required under Rule 16b-3, material amendments to the 2011 Plan must be approved by the shareholders.

Eligibility to Receive Awards

     Eligibility to participate in 2011 Plan extends to the management, key employees, directors and consultants of the Company. The estimated number of eligible participants is approximately 30 persons. The actual number of individuals who will receive options or restricted stock awards under the 2011 Plan cannot be determined because eligibility for participation in the 2011 Plan is at the discretion of the Committee.

Options

     The Committee may grant incentive stock options, which entitle the holder to favorable tax treatment, and/or non-statutory options. The number of shares covered by each option is determined by the Committee. The Committee will determine the option price per share of each option granted under the Plan, provided that the option price of each incentive stock option granted under the Plan may not be less than the fair market value of a share on the date of grant of such option.

     Within five business days following the date of exercise of an option, the optionee or other person exercising the option will make full payment of the option price in cash or, with the consent of the Committee:

(i)	by tendering previously acquired shares (valued at fair market value, as determined by the Committee, as of such date of tender);

(ii)	with a full recourse promissory note of the optionee for the portion of the option price in excess of the par value of shares subject to the option, under terms and conditions determined by the Committee;

(iii)	without the payment of cash (a “Cashless Exercise”), by reducing the number of shares of Common Stock that would be obtainable upon the exercise of the Option and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of the Option equal to the product of (a) the number of shares of Common Stock for which the Option is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ration. The “Cashless Exercise Ration” shall equal a fraction, the numerator of which is the excess of the current market price per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Price per share of the Common Stock on the Exercise Date. Upon surrender of an Option in connection with the holder’s option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of an Option that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ration;

(iv)	if the shares subject to the option have been registered under the Securities Act of 1933, as amended, and there is a regular public market for the shares, by delivering to the Company on the date of exercise of the option written notice of exercise together with: (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (“Broker”), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the option a certificate for the Shares purchased upon the exercise of the option, and (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the option and any other sums required to be paid to the Company under the Plan; or

(v)	any combination of the foregoing. If tax offset payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an option, the Company shall have the right to require the optionee or other person exercising such option to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements or to deduct from all payments made under the Plan, including tax offset payments, amounts sufficient to satisfy all withholding tax requirements.

     The Committee will determine the period during which each option may be exercised; provided, however, that any incentive stock option granted under 2011 Plan will have an option period which does not exceed 10 years from the date of grant. If the grant of any option becomes-subject to Code Section 409A, then notwithstanding the foregoing, the Committee-designated exercise period may be modified to include only those dates that are compliant with Code Section 409A’s distribution rules.

     Options will expire at such time as the Committee determines at the date of grant; provided, however, that no incentive stock options may be exercised on or after 10 years from the date of grant.

Termination of Options

     Any option granted under the 2011 Plan will, subject to earlier termination by its terms, terminate automatically if not exercised:
  within 30 days after the optionee’s termination of employment with the Company (other than by reason of death, disability, or for cause);

  within one year after the employee’s death or termination of employment by the Company by reason of disability, as defined in the 2011 Plan; and

  immediately upon termination by the Company for Cause, as defined in the 2011 Plan.
Restricted Stock Awards

     Restricted stock awards are shares of the Company's common stock which vest in accordance with terms established by the Committee in its discretion. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant's specific responsibilities

Awards to be Granted to Certain Individuals and Groups

     The Committee has discretion to determine the number and type of Awards to be granted to any employee, director or consultant. Accordingly, the actual number and type of Awards to be granted in the future is not determinable.

Nontransferability of Options

     Except for non-statutory stock options, Awards granted under the 2011 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Non-statutory stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Committee.

Tax Aspects

     As explained below, each type of award has different federal income tax consequences. In addition to these, a participant may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which the participant works and/or resides. The following is a brief general summary of the material federal income tax consequences with respect to awards under the 2011 Plan. It is not intended to be tax advice to participants. We do not intend the following discussion to be a complete explanation of all of the federal income tax consequences of participating in the 2011 Plan. Participants in the 2011 Plan should rely on their own tax advisers concerning the specific tax consequences to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options

     The 2011 Plan allows the Committee to grant non-statutory as incentive stock options. Generally, no income is recognized when either type of stock option is granted to the participant, but the subsequent tax treatment differs widely.

Non-statutory Stock Options

     Generally, if a participant exercises a non-statutory stock option, the excess of the fair market value of a share on the date of exercise over the stock option price is ordinary compensation income to the participant at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise Any gain or loss that the participant realizes from a later sale of the shares for an amount in excess of or less than the tax basis of the shares will be taxed as capital gain or loss, respectively. The character of the gain or loss (short-term or long-term) will depend upon how long the participant held the shares since exercise. Generally capital gains will be taxable as long-term capital gains if the shares are held more than one year from exercise.

Incentive Stock Options

     Generally, a participant will recognize no regular taxable income upon the exercise of an incentive stock option. The tax basis of the shares acquired will be the exercise price. If the participant meets the Holding Periods described below, all gain or loss that he or she realizes upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a capital gain or loss. To receive this favorable treatment, the participant must not dispose of the shares that he or she acquires by exercising an incentive stock option within two years after the date the stock option was granted, nor within one year after the exercise date (the “Holding Periods”). If the participant disposes of the shares before the end of the Holding Periods, the amount of that gain which equals the lesser of: (1) the difference between the fair market value on the exercise date and the stock option price; or (2) the difference between the sale price and the stock option price, will be taxed as ordinary income. Any remaining gain or loss will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares.

Alternative Minimum Tax - Incentive Stock Options

     For determining a participant’s alternative minimum taxable income subject to the alternative minimum tax, a participant’s exercise of an incentive stock option will result in the recognition of alternative minimum taxable income at the time of the exercise of the stock option in an amount equal to the excess of the fair market value of the shares on the exercise date over the stock option price.

Restricted Stock

     In general, a participant who is granted restricted shares of common stock will not recognize taxable income upon grant, but instead will recognize ordinary income when the shares vest and are no longer subject to restriction. Alternatively, within 30 days of the grant of the restricted stock a participant may elect, under Section 83(b) of the Code, to be taxed at the time of the grant. In all cases, the amount of ordinary income that a participant recognizes will be equal to the fair market value of the shares at the time the participant recognizes in income, less the price paid for the shares, if any. Generally, any gain recognized thereafter will be capital gain or loss.

Company

     Generally, we will be entitled to a tax deduction for an award made under the 2011 Plan to the extent that the participant recognizes ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). We have designed the Plan so that awards to covered officers should qualify as performance-based compensation under Section 162(m).

Deferred Compensation/Section 409A Awards

     Section 409A of the Code provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

     The Company has designed the Plan so that awards are either intended to comply with, or are exempt from coverage of, Section 409A of the Code. The Company intends to continue to review the terms of the Plan and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code. However, if an award fails to meet or is not granted in compliance with these new requirements the award may be subject to an additional 20% tax and interest.

Required Vote

     Approval of the 2011 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE 2011 PLAN

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRMS

     The Audit Committee of the Board of Directors (the "Audit Committee") of SCI Engineered Materials, Inc. selected Crowe Horwath LLP (“Crowe”) to perform the 2010 audit for SCI Engineered Materials, Inc and for the review of our Form 10-Q for the three months ended June 30, 2010 and September 30, 2010. Maloney + Novotny LLC served as the registered independent public accounting firm during 2009 and for the review of our Form 10-Q for the three months ended March 31, 2010. A representative of Crowe is expected to attend the Annual Meeting of Shareholders in order to respond to appropriate questions from shareholders, and will have the opportunity to make a statement.

     The Audit Committee conducted a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the year ending December 31, 2010. The Audit Committee invited several firms to participate in this process.

     As a result of this process and following careful deliberation, effective May 10, 2010, the Audit Committee approved the engagement of Crowe as the Company's independent registered public accounting firm for the year ended December 31, 2010. The Audit Committee also informed Maloney + Novotny LLC that it was dismissed as the Company’s independent registered public accounting firm effective May 10, 2010.

     Maloney + Novotny's audit report on the Company's consolidated financial statements as of and for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended December 31, 2009 , and in the subsequent interim period through May 10, 2010, there were (i) no disagreements between the Company and Maloney + Novotny on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Maloney + Novotny, would have caused Maloney + Novotny to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Maloney + Novotny with a copy of the disclosures it made on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC").

     The Company requested that Maloney + Novotny furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. Maloney + Novotny’s letter dated May 12, 2010 confirmed its agreement.

     In deciding to engage Crowe, the Audit Committee reviewed auditor independence and existing commercial relationships with Crowe, and concluded that Crowe had no commercial relationship with the Company that would impair its independence. During the year ended December 31, 2009, and in the subsequent interim period through May 10, 2010 neither the Company nor anyone acting on its behalf had consulted with Crowe on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

FEES OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRMS FOR
THE YEAR ENDED DECEMBER 31, 2010 AND 2009

Audit Fees

     The aggregate fees billed and to be billed by Crowe Horwath LLP for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q were $50,000 for 2010. The aggregate fees billed and to be billed by Maloney + Novotny for professional services rendered for the audit of our annual financial statements and review of financial statements included in our Form 10-Q were $6,210 for 2010 and $60,250 for 2009.

Tax Fees

     The aggregate fees billed and to be billed for professional services rendered for tax consulting was $1,300 for 2010. We paid $2,825 in 2009 for professional services rendered for tax compliance and tax advice in connection with our internally prepared corporate tax return.

All Other Fees

     The total fees billed by Crowe Horwath LLP for services related to the accounting treatment of transactions and events as well as additional procedures related to accounting records performed to comply with regulatory reporting requirements was $5,000. The total fees billed by Maloney + Novotny LLC regarding the transition of registered independent public accounting firms during 2010 were $1,990. The aggregate fees billed by Maloney + Novotny LLC for professional services rendered in connection with Sarbanes Oxley compliance and stock option disclosure was $17,580 in 2009.

Pre-Approval Policy

     The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission (“SEC”). Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of such reports, and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

     Each year our Board of Directors submits its nominations for election of directors at the annual meeting of shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2012 must be received by us (addressed to the attention of the Secretary) on or before December 31, 2011. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2012 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after March 15, 2012. Any such proposal to be submitted at the meeting must be a proper subject for shareholder action under the laws of the State of Ohio.

ANNUAL REPORT

     Our annual report on Form 10-K for the year ended December 31, 2010, containing financial statements for 2010 and the signed opinion of Crowe Horwath LLP and containing financial statements for 2009 and the signed opinion of Maloney + Novotny LLC, registered independent public accounting firms, with respect to such financial statements, is being sent to shareholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material, and we do not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should come before the meeting, however, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	Nominees:	For	Withhold		For	Withhold		For	Withhold
	01 - Robert J. Baker, Jr. *	☐	☐	02 - Robert H. Peitz *	☐	☐	03 - Edward W. Ungar *	☐	☐

	04 - Walter J. Doyle *	☐	☐	05 - Daniel Rooney *	☐	☐

*To elect as directors the nominees named above to serve for terms expiring at the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

		For	Against	Abstain
2.	To adopt the Company’s 2011 Stock Incentive Plan.	☐	☐	☐	3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
IMPORTANT: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should sign in their full corporate name by their president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — SCI Engineered Materials, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of SCI Engineered Materials, Inc. (the “Company”) hereby appoints Daniel Rooney, Gerald S. Blaskie, and Michael A. Smith, or any one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 2839 Charter Street, Columbus, Ohio, on June 10, 2011, at 9:30 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the purposes stated on the reverse side.

The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinions may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all powers of said attorneys and proxies hereunder.

The undersigned hereby acknowledges receipt with this Proxy of a copy of the Company’s Notice of Annual Meeting and Proxy Statement dated April 28, 2011. Any proxy heretofore given to vote said shares is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2 ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.